Exhibit (a)(1)(F)

Notice of Objection

to

Offer to Purchase for Cash

31,265,358 Ordinary Shares

of

CYREN LTD.

by

WP XII INVESTMENTS B.V.

A WHOLLY OWNED SUBSIDIARY OF

WP XII INVESTMENTS COÖPERATIEF U.A.

WHICH IS JOINTLY OWNED BY

WARBURG PINCUS (CALLISTO) PRIVATE EQUITY XII (CAYMAN), L.P.

WARBURG PINCUS (EUROPA) PRIVATE EQUITY XII (CAYMAN), L.P.

WARBURG PINCUS (GANYMEDE) PRIVATE EQUITY XII (CAYMAN), L.P.

WARBURG PINCUS PRIVATE EQUITY XII-B (CAYMAN), L.P.

WARBURG PINCUS PRIVATE EQUITY XII-D (CAYMAN), L.P.

WARBURG PINCUS PRIVATE EQUITY XII-E (CAYMAN), L.P.

WARBURG PINCUS XII PARTNERS (CAYMAN), L.P.

WP XII PARTNERS (CAYMAN), L.P.

The Initial Offer Period and Withdrawal Rights will Expire at 10 a.m., New York Time, and

5:00 p.m., Israel Time, on December 19, 2017, unless the Offer is Extended.

The U.S. Depositary for the offer is:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042 Fax 718 234-5001

If delivering by hand, express mail, courier

or any other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

For assistance call American Stock Transfer & Trust Company, LLC Toll-free (877) 248-6417 or (718) 921-8317.

The Information Agent for the offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Shareholders may call toll-free: (800) 499-8159

Banks and Broker may call: (212)269-5550

Facsimle: (212) 709-3328

Email: cyren@dfking.com

THIS NOTICE OF OBJECTION SHOULD BE SENT TO (1) THE DEPOSITARY, IF YOU ARE A REGISTERED SHAREHOLDER, OR (2) THE INFORMATION AGENT IF YOU ARE A BROKER, DEALER, BANK OR OTHER NOMINEE THAT SUBMITS THIS NOTICE ON BEHALF OF YOUR CLIENTS.

DELIVERY OF THIS NOTICE OF OBJECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS NOTICE OF OBJECTION CAREFULLY BEFORE COMPLETING THIS NOTICE OF OBJECTION.

To:	WP XII Investments B.V.

c/o American Stock Transfer & Trust Company, LLC / D.F. King & Co.,Inc.

The undersigned hereby notifies you of the undersigned’s objection to the offer by WP XII Investments B.V., which is a wholly owned subsidiary of WP XII Investments Coöperatief U.A., which is jointly owned by (i) Warburg Pincus (Callisto) Private Equity XII (Cayman), L.P., (ii) Warburg Pincus (Europa) Private Equity XII (Cayman), L.P., (iii) Warburg Pincus (Ganymede) Private Equity XII (Cayman), L.P., (iv) Warburg Pincus Private Equity XII-B (Cayman), L.P., (v) Warburg Pincus Private Equity XII-D (Cayman), L.P., (vi) Warburg Pincus Private Equity XII-E (Cayman), L.P., (vii) Warburg Pincus XII Partners (Cayman), L.P. and (viii) WP XII Partners (Cayman), L.P. to purchase 31,265,358 ordinary shares, nominal value NIS 0.15 per share (the “Shares”), of Cyren Ltd. (“Cyren”), as set forth in the Offer to Purchase, dated November 20, 2017 (as may be amended from time to time, the “Offer to Purchase” and, together with the Letter of Transmittal, the “Offer”) with respect to _________________ (insert number) Shares held by the undersigned. By executing this Notice of Objection, the undersigned acknowledges that the undersigned has read, and agrees to, the terms and conditions of the instructions accompanying this Notice of Objection.

NOTE (PERSONAL INTEREST): YOU MUST CHECK ONE OF THE BOXES BELOW

As described in the Offer to Purchase, it is a condition to the Offer that, at the Initial Completion Date, the aggregate number of shares validly tendered in the Offer and not properly withdrawn is greater than the number of shares represented by Notices of Objection. Pursuant to Section 331(c) of the Israeli Companies Law, in making this calculation, the Purchaser is required to exclude shares held by the Purchaser and Cyren or any “controlling shareholder” (as defined in the Israeli Companies Law) of Cyren or the Purchaser, any person holding 25% or more of Cyren’s voting power or any person who has a “personal interest” (as defined in the Israeli Companies Law) in the Offer (as well as anyone acting on behalf of any of the foregoing and their respective family members or corporations under their control).

Under the Israeli Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any members of the shareholder’s family (or spouses thereof) or a personal interest of an entity with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of its outstanding share capital or voting power or has the right to appoint a director or chief executive officer but (ii) excludes an interest arising solely from the ownership of our shares. An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A to the Offer to Purchase.

☐  The undersigned confirms it is NOT the Purchaser, Cyren, a “controlling shareholder” of Cyren or the Purchaser, does NOT hold 25% or more of Cyren’s voting power and does NOT have a “personal interest” in the Offer. See also Instruction below.

☐  The undersigned confirms it is, the Purchaser, Cyren, a “controlling shareholder” of Cyren or the Purchaser, holds 25% or more of Cyren’s voting power and/or does have a “personal interest” in the Offer. See also Instruction below.

Name(s) of Holder(s)

Address(es) of Holder(s)

Signature(s) of Holder(s)

Date _______________

Name of Bank or Broker (if applicable): _______________

DTC Account Number (if applicable): ____________

THIS NOTICE OF OBJECTION SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS NOTICE OF OBJECTION IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE LETTER OF TRANSMITTAL) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

Shareholders of Cyren who wish to object to the Offer must complete this Notice of Objection. Any terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Offer to Purchase. Delivery of documents to The Depository Trust Company or any other party does not constitute delivery to the U.S. Depositary, the Israeli Depositary or the Information Agent, as applicable.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.            Explanation of Notice of Objection. Under Israeli law, you may respond to the Offer by accepting the Offer and tendering all or any portion of your Shares in accordance with the Offer to Purchase and the instructions contained in the Letter of Transmittal or by notifying us of your objection to the Offer with respect to all or any portion of your Shares by executing and delivering this Notice of Objection. Alternatively, you may simply do nothing and not tender your Shares or object to the Offer. It is a condition to the Offer that at the completion of the Initial Offer Period, the aggregate number of Shares validly tendered in the Offer is greater than the number of Shares represented by Notices of Objection. In making this calculation, we exclude Shares owned by us or by our affiliates, as well as Shares owned by any person who has a personal interest in the acceptance of the Offer (or anyone on such person’s behalf, including such person’s relative or companies under such person’s control). We will make this calculation and announce the results promptly after the Initial Completion Date. If this and the other conditions to the Offer have been satisfied or, subject to applicable law, waived by us, shareholders will be afforded an additional five calendar days to tender their Shares in the Offer, but Notices of Objection will no longer be accepted.

If, with respect to all or any portion of your Shares, you object to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by us, you may tender such Shares during the Additional Offer Period.

Do not send any stock certificates with this Notice of Objection.

2.            Delivery of Notice of Objection. If you wish to object to the Offer and you hold your Shares directly, complete and sign this Notice of Objection and mail or deliver it to the U.S. Depositary at one of its addresses set forth on the front of this document prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

If you wish to object to the Offer and you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to submit for you the Notice of Objection to the Information Agent prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

The method of delivery of this Notice of Objection is at the option and risk of the objecting shareholder, and the delivery will be deemed made only when actually received by the U.S. Depositary (or the Information Agent, as applicable). If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent Notices of Objection will be accepted.

3.            Signatures on Notice of Objection. If this Notice of Objection is signed by the registered holder(s) of Shares, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) evidencing the Shares without alteration, enlargement or any other change whatsoever.

If any Shares are registered in the name of two or more persons, all of those named persons must sign this Notice of Objection.

If any Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Objection as there are different registrations of those objecting Shares.

If this Notice of Objection is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of that person’s authority so to act must be submitted.

4.            Withdrawal of Notice of Objection. You may withdraw a previously submitted Notice of Objection at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date. For a withdrawal to be effective, a written notice of withdrawal must be timely received by the U.S. Depositary (or the Information Agent, as applicable) at one of its addresses set forth on the front of this document. Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of Shares to which the Notice of Objection to be withdrawn relates. Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date by following the procedures described above.

5.            Determination of Validity. All questions as to the form and validity (including time of receipt) of Notices of Objection will be determined by us, in our sole discretion, subject to applicable law. None of us or our affiliates or assigns, the U.S. Depositary, the Information Agent, our Israeli counsel or any other person will be under any duty to give notification of any defects or irregularities in any notice or incur any liability for failure to give any such notification.

IMPORTANT: IF YOU SUBMIT A NOTICE OF OBJECTION WITH RESPECT TO SHARES AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION. SIMILARLY, IF YOU SUBMIT TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER SHARES, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL. IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

6.            Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance in connection with this Notice of Objection may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offer to Purchase, Letter of Transmittal, this Notice of Objection and other offer documents may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

For assistance call D.F. King at (800) 499 -8159 (toll free) or (212) 269 - 5550 (banks and brokers)

Email: cyren@dfking.com